Exhibit (j)(2)

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 77 to the Registration Statement of TD Asset Management USA Funds Inc. (Form N-1A, No. 33-96132) of our reports dated December 19, 2016, on the financial statements and financial highlights of TD Money Market Portfolio (formerly, TDAM Money Market Portfolio), TD U.S. Government Portfolio (formerly, TDAM U.S. Government Portfolio), TD Municipal Portfolio (formerly, TDAM Municipal Portfolio), TD California Municipal Money Market Portfolio (formerly, TDAM California Municipal Money Market Portfolio), TD New York Municipal Money Market Portfolio (formerly, TDAM New York Municipal Money Market Portfolio), TD Institutional U.S. Government Fund (formerly, TDAM Institutional U.S. Government Fund ) and TD Institutional Treasury Obligations Money Market Fund (formerly, TD Institutional Treasury Obligations Money Market Fund) (seven of the series constituting TD Asset Management USA Funds Inc.) included in the Annual Reports to shareholders for the year ended October 31, 2016.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 23, 2017